UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 2)

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TELIK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
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	(4)	Date Filed:

2014 SPECIAL MEETING OF STOCKHOLDERS OF TELIK, INC. ADJOURNED UNTIL SEPTEMBER 8, 2014

On August 20, 2014, Telik commenced its Special Stockholder Meeting as previously announced in its proxy statement filed with the Securities and Exchange Commission, or the SEC, on July 25, 2014, or the proxy statement, as amended by a proxy supplement filed with the SEC on August 14, 2014, or the proxy supplement. Telik adjourned its Special Stockholder Meeting to allow its stockholders additional time to consider the revisions to Proposal No. 1 permitting the Board of Directors to amend Telik’s amended and restated certificate of incorporation to implement a reverse stock split at a ratio in the range of 1:5 to 1:15, such ratio to be determined by the Board of Directors described in the proxy supplement. Telik anticipates that it will mail the proxy supplement to its stockholders on or about August 26, 2014. The Special Meeting of Stockholders will reconvene on Monday, September 8, 2014 at 10 a.m. local time at Telik’s office located at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 for the purpose of holding a stockholder vote on the proposals set forth in the proxy statement and proxy supplement.

Stockholders who have already voted need not take any action on the proposals, although they may change their vote for the proposals by executing a new proxy and revoking a previously given proxy, in the manner set forth in the proxy statement and proxy supplement.

Telik encourages all stockholders who have not yet voted on the proposals to do so before September 5, 2014.

Telik’s Board of Directors recommends that its stockholders vote in FAVOR of all proposals.

Cautionary Statement Regarding Forward-Looking Statements

The proxy statement, the proxy supplement and this supplemental material contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements are based on current plans, estimates and projections, and therefore, you should not place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Telik undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results of the equipment rental industries, and other legal, regulatory and economic developments. We use words such as “believes,” “anticipates,” “projects,” “will,” and similar expressions or derivations of these words to identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents Telik has filed with the SEC.

Additional Information and Where to Find It

In connection with the proposals, Telik has filed and may be filing additional documents with the SEC, including the proxy statement and proxy supplement. The proxy statement was mailed to Telik’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT TOGETHER WITH THE SUPPLEMENTAL INFORMATION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSALS. Investors and security holders may obtain free copies of these documents (when they are available) and other related documents filed with the SEC at the SEC’s web site at www.sec.gov, on Telik’s website at www.telik.com and by contacting Telik at (858) 259-9405.